Exhibit 5

353 NORTH CLARK STREET CHICAGO ILLINOIS 60654-3456

April 26, 2021

General Dynamics Corporation

11011 Sunset Hills Road

Reston, Virginia 20190

Re: Registration of Securities on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to General Dynamics Corporation, a Delaware corporation (the “Company”), and to the subsidiaries of the Company named in Schedule I hereto (the “Guarantors”), in connection with the preparation of a registration statement on Form S-3 (as amended or supplemented from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering of debt securities of the Company (the “Securities”), and of the guarantees of the Guarantors related to the Securities (the “Guarantees”), for issuance from time to time pursuant to Rule 415 of the Securities Act. References made herein to the “Indenture” shall be to the Indenture, dated as of March 22, 2018, by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”).

For purposes of this opinion, we have assumed that (a) the specific terms of the Securities offered and sold under the Registration Statement will be set forth in the prospectus constituting a part of the Registration Statement and in one or more supplements to such prospectus (collectively, the “Prospectus”), (b) the specific terms of the Securities to be issued by the Company from time to time will be approved by the board of directors of the Company or a committee thereof or authorized officers of the Company as part of the requisite corporate action to be taken (the “Company Corporate Proceedings”) in connection with the issuance of the Securities and (c) the specific terms of the Guarantees to be issued by the Guarantors will be approved by the boards of directors of the Guarantors or committees thereof or authorized officers of the Guarantors as part of the requisite corporate action to be taken (the “Guarantor Corporate Proceedings”) in connection with the issuance of the Guarantees.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for purposes of this opinion, including (a) the corporate and organizational documents of the Company and the Guarantors, (b) certain records of corporate proceedings of the Company and the Guarantors and (c) the Registration Statement and exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. We have relied, to the extent we deemed appropriate and without independent verification, upon (i) statements and representations of officers and other representatives of the Company, the Guarantors and others as to certain factual matters and (ii) factual information we have obtained from such other sources as we have deemed reasonable.

CHICAGO	LONDON	LOS ANGELES	NEW YORK	SAN FRANCISCO	WASHINGTON, DC	WWW.JENNER.COM

General Dynamics Corporation

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

1. When, as and if (a) the Registration Statement will have become effective pursuant to the provisions of the Securities Act, (b) any necessary supplemental indenture (or other such certificate or supplement) to the Indenture will have been duly approved by appropriate Company Corporate Proceedings and Guarantor Corporate Proceedings and such supplemental indenture (or other such certificate or supplement) to the Indenture will have been duly authorized, executed and delivered by the parties thereto (and assuming that the Indenture has been duly authorized, executed and delivered by the Trustee), (c) the Securities will have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indenture (and any supplemental indenture or other such certificate or supplement thereto) and the respective Company Corporate Proceedings and Guarantor Corporate Proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto are obtained, and (d) the Securities have been duly executed by the Company and duly authenticated by the Trustee and delivered to the purchasers against payment of the agreed consideration therefor, the Securities when issued will constitute legal, valid and binding obligations of the Company.

2. Subject to the assumptions contained in paragraph 1 and elsewhere in this letter, when, as and if (a) the Guarantees will have been duly issued in the form and containing the terms described and provided in the Prospectus, the Indenture (and any supplemental indenture or other such certificate or supplement thereto) and the respective Guarantor Corporate Proceedings, and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities with respect thereto are obtained, and (b) the Guarantees have been duly executed and delivered by the Guarantors, the Guarantees when issued will constitute legal, valid and binding obligations of the Guarantors.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain certain remedies and (d) other recognized statutory and judicial constraints on enforceability.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Maine Business Corporation Act, the Nevada Private Corporations Chapter of the Nevada Revised Statutes and the Virginia Stock Corporation Act. Our advice represents our opinion as to how such issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

General Dynamics Corporation

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities or the Guarantees nor do we express any opinion regarding the Securities Act or any other federal securities laws or regulations.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by you for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is given on the basis of the laws in effect, and the facts existing, as of the date hereof. We have not undertaken any obligation to advise you of changes in matters of fact or law which may occur after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Jenner & Block LLP
JENNER & BLOCK LLP

SCHEDULE I

GUARANTORS

American Overseas Marine Company, LLC, a Delaware limited liability company

Bath Iron Works Corporation, a Maine corporation

Electric Boat Corporation, a Delaware corporation

General Dynamics Government Systems Corporation, a Delaware corporation

General Dynamics Land Systems Inc., a Delaware corporation

General Dynamics Ordnance and Tactical Systems, Inc., a Virginia corporation

General Dynamics-OTS, Inc., a Delaware corporation

Gulfstream Aerospace Corporation, a Delaware corporation

National Steel and Shipbuilding Company, a Nevada corporation